Exhibit 10.23
LEASE
BY AND BETWEEN
JERONIMO TECHNOLOGY PARTNERS LLC,
a California limited liability company
as Landlord
and
SILICON IMAGE, INC.
a Delaware corporation
as Tenant
September 22, 2005

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Table Of Contents
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Table Of Contents
(CONTINUED)
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LEASE
     This Lease, dated September 22, 2005 for reference purposes only, is made by and between Jeronimo Technology Partners LLC, a California limited liability company (“Landlord”), and Silicon Image, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).
ARTICLE 1
REFERENCE
1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notice:	Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, CA 94085

Tenant’s Representative:	Richard Zyhylij

Landlord’s Address for Notices:	c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306

With a copy to
c/o Menlo Equities LLC
4400 MacArthur Boulevard, Suite 380
Newport Beach, CA 92660

Landlord’s Representative:	Henry Bullock/Richard Holmstrom
Phone Number:	(650) 326-9300

Chad Iverson
(949) 757-1521

Lease Commencement Date:	December 1, 2005

Lease Expiration Date:	November 30, 2008

Options to Extend:	One option to extend, for a term of three (3) years.

One Month’s Prepaid Rent:	$41,539.60

Tenant’s Security Deposit:	$44,117.92

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant’s Required Liability
Coverage:	$3,000,000 Combined Single Limit

Tenant’s Broker(s):	Cushman & Wakefield

Property:	That certain real property situated in the City of Irvine, County of Orange, State of California, as presently improved with two buildings, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows: 9401 & 9501 Jeronimo Road, Irvine, California.

Building:	That certain building on the Property in which the Leased Premises are located commonly known as 9501 Jeronimo Road, Irvine, California (the “Building”), which Building is shown outlined on Exhibit “A” hereto.

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Common Areas:	The term “Common Areas” shall mean all areas in the Building and the Property not reserved for the exclusive use of Landlord, Tenant or any other tenant limitation, plazas, walkways, private roadways, loading docks, parking areas, landscaped areas, and the areas devoted to corridors, fire vestibules, stairways, elevator foyers, lobbies, electric and telephone closets, rest rooms, mechanical rooms and other similar facilities for the benefit of all tenants (or invitees) or servicing the Building as a whole. Landlord reserves the right to make changes to the Common Areas as it deems reasonably necessary.

Leased Premises:	The Leased Premises shall consist of approximately 28,648 rentable square feet known as Suite 200 on the second floor of the Building and designated on Exhibit A.

Tenant’s Expense Share:	The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation. In the event that the rentable square footage of the Leased Premises or the Building is otherwise changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Building shall equal 100%. Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and 13.12 (c).

Base Monthly Rent:	“Base Monthly Rent” shall mean the following:

Months	Rate/SF/MO	Rent
1	$0	Abated
2-12	$1.45	$41,539.60
13-24	$1.49	$42,685.52
25-36	$1.54	$44,117.92

Base Year	Calendar year 2006

Permitted Use:	General office, engineering and related legal uses.

Parking Spaces:	78 parking spaces on an unassigned and unreserved basis and subject to the provisions of Paragraph 4.5 herein. There shall be no separate charge for parking during the initial Lease Term.

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit “A” – Floor Plan

Exhibit “B” – Tenant Work Letter

Exhibit “C” – Sample Form Subordination, Nondisturbance and Attornment Provisions

Exhibit “D” – Sample Form of Tenant Estoppel Certificate

Exhibit “E” – Rules and Regulations

2.

ARTICLE 2
LEASED PREMISES, TERM AND POSSESSION
2.1 Demise Of Leased Premises.
     (a) Landlord (as successor to LBA-VF III, LLC) and Tenant are parties to that certain Office Lease with respect to approximately 90,898 rentable square feet in the Building (the “Existing Lease”). In lieu of Tenant exercising its Right to Terminate Lease as provided in Rider 5 to the Existing Lease, Landlord and Tenant are entering into a new lease agreement, as set forth herein, and terminating the Existing Lease. The effectiveness of this Lease is conditioned upon the Landlord and Tenant entering into an amendment which terminates the Existing Lease, waives payment of any Termination Consideration (as defined in the Existing Lease), transfers a portion of the security deposit here thereunder to be applied to the Security Deposit required herein to and decreases the size of the premises leased by Tenant.
     (b) Subject to the provisions of Paragraph 2.1(a) above, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease. Tenant shall have the right to use the Leased Premises and Common Areas on a 24-hours a day, 7-days a week basis, subject to the provisions of this Lease.
2.2 Right To Use Common Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant’s right to so use the Common Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.
2.3 Lease Commencement Date And Lease Term. Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred on the date set forth in Article 1 (the “Lease Commencement Date”). Provided however, if Tenant commences regular business operations in the Leased Premises prior thereto, then the Lease Commencement Date shall be the date of commencement of Tenant’s business operations in the Premises. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”). If for any reason the Lease Commencement Date occurs pursuant to the terms of this Lease on a day other than the first day of a calendar month, the period commencing on the Lease Commencement Date and ending on the last day of the calendar month in which the Lease Commencement Date occurs shall be an initial “Stub Period” which shall be added to the initial Lease Term, and Tenant shall pay all rent and other charges with respect to such Stub Period on a prorated basis at the same rate applicable to the first full calendar month of this Lease. Following such Stub Period and commencing as of the first day of the first full calendar month following the month in which the Lease Commencement Date occurs, Tenant shall commence the payment of rent and other charges payable hereunder as if the initial Lease Term has actually commenced on such date. The use of the Stub Period described above is intended to provide for ease of administration and calculation of all amounts owed hereunder, since all rental adjustments will be determined as of the first day of a calendar month and the Term of the Lease will end as of the last day of a calendar month (unless earlier terminated pursuant to the terms hereof).
2.4 Delivery Of Possession. Tenant is in possession of the Leased Premises pursuant to the Existing Lease.
2.5 Acceptance Of Possession; Performance Of Improvement Work. Tenant has occupied the Leased Premises since 2000 pursuant to the Existing Lease and is fully familiar with its condition and operations. Tenant formally accepts same in its current condition AS-IS and WITH ALL FAULTS. As soon as commercially reasonable after execution of this Lease, Tenant shall, pursuant to the Work Letter,

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perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the “Improvement Work”).
2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (excluding telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Common Areas, and shall vacate and surrender the Leased Premises, the Building, the Common Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Common Areas caused by Tenant’s removal of Tenant’s property. Tenant shall, with respect to telecommunications wiring and cabling, leave the same in good condition and repair (reasonable wear and tear excepted) and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Common Areas (reasonable wear and tear excepted) and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Common Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.
ARTICLE 3
RENT, LATE CHARGES AND SECURITY DEPOSITS
3.1 Base Monthly Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).
3.2 Additional Rent. In addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:
     (a) Commencing as of January 1, 2007, an amount equal to the Property Expense Increase (as defined in Article 13) incurred by Landlord. Payment shall be made as follows: Landlord shall deliver to Tenant a reasonably detailed written statement of Landlord’s reasonable estimate of the Property Expense Increase which it anticipates will be paid or incurred for the ensuing calendar year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such Property Expense Increase for such year in equal monthly installments during such ensuing year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed consistent with generally accepted building accounting procedures;
     (b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;
     (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and
     (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

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3.3 Year-End Adjustments. Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease. Tenant shall have the right, to be exercised not more than once during any calendar year, within sixty (60) days after Landlord’s final statement, to audit Operating Expenses for the prior year, and to examine Landlord’s records relating to the same. Any such audit shall be conducted during the normal business hours of Landlord and at Landlord’s office upon not less than thirty (30) days advance written notice. Such audit and examination shall be conducted only by an independent certified public accountant which shall not be compensated for such audit and review on a contingency basis. No audit may be conducted at any time Tenant is in Default of its obligations under this Lease (as defined in Article 12), regardless of any notice or cure period. Any audit report must be delivered to Landlord within one hundred eighty (180) days after Landlord’s final statement for the year being audited. The costs of any such audit shall be borne by Tenant, provided, however, that in the event such audit reveals that the amounts charged to Tenant were more than seven percent (7%) greater than the amounts permitted by this Lease to be charged to Tenant, then Landlord shall pay the reasonable costs of that audit. In addition, Landlord shall pay to Tenant, within ten (10) days of notice thereof, any amounts determined to be owed to Tenant as a result of such audit.
3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.
3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.
3.6 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “One Month’s Prepaid Rent” as prepayment of rent for credit against the first payment of Base Monthly Rent and Additional Rent due hereunder.
3.7 Security Deposit. Tenant has deposited or shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Common Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Common Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other

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default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may suffer due to Tenant’s default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Security Deposit. Landlord shall return the Security Deposit, less any permitted deductions, to Tenant promptly at the end of such period. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.
ARTICLE 4
USE OF LEASED PREMISES AND COMMON AREA
4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption occupy the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of sixty consecutive calendar days shall be, at Landlord’s election, a Default by Tenant under the terms of this Lease unless Tenant is exercising diligent efforts to find a subtenant or assignee, in which case Tenant shall have the right to vacate the Leased Premises, provided Tenant maintains the Leased Premises in the same condition as otherwise required by the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.
4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Common Areas or the Property.
4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.
4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it

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is not visible from outside of such areas, and Landlord shall cause such trash, garbage and waste to be regularly removed from the Leased Premises. Tenant shall keep the Leased Premises and the Common Areas free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.
4.5 Parking. Tenant, its employees, contractors, agents and invitees may not use more than the number of parking spaces allocated to Tenant in Article 1. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Common Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areas.
4.6 Signs. Tenant may maintain the signage existing as of the date of this Lease, subject to the terms and conditions set forth herein, except that Tenant’s Building and monument signage shall be non-exclusive commencing as of the lease Commencement Date Except for the foregoing, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Common Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity, except that Tenant may assign its sign rights hereunder to an assignee of all of Tenant’s rights under this Lease. The rights granted to the original Tenant hereunder are not assignable separate and apart form this Lease, nor may any right granted herein be separated from this Lease in any manner, either by reservation or otherwise.
4.7 Compliance With Laws And Restrictions. Except to the extent any failure to observe or comply arises due to the acts or omissions of Landlord, its employees, contractors or agents, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall cause its employees, guests, customers, invitees, vendors, and contractors to do the same, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.
4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person for whom Tenant is responsible to conduct any activities nor keep, store or use (or allow any of its employees, guests, customers, invitees, vendors, or contractors to conduct any activities nor keep, store or use) any item or thing within the Leased Premises, the Building, the Common Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. In the event Landlord alleges that Tenant is breaching the covenant set forth above, then Tenant shall not be deemed in Default hereunder until Landlord has provided Tenant with written notice of such breach and Tenant has failed to cure the same within a reasonable period thereafter. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to

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maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease, provided Landlord has communicated such requirements to Tenant in advance.
4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Common Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.
4.10 Use Of Common Areas. Tenant, in its use of the Common Areas, shall at all times keep the Common Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Common Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Common Areas as a result.
4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.
     (a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.
     (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant or thereafter appearing (whether before or after the Lease Commencement Date) unless caused by Tenant. Tenant shall not store, use or

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dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Subject to the proviso in the first sentence of this Paragraph 4.11(b), Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials for which Tenant is responsible.
     (c) Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.
     (d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.
     (e) Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of any required compliance with the efforts of governmental agencies in reducing actual or potential environmental damage except as expressly provided in Paragraph 4.11(f) below. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.
     (f) If the event of any release or contamination of the Property caused by Landlord, its employees or agents (“Landlord Release”), then Landlord hereby agrees that (i) to the extent any such release or contamination, or any cleanup, removal or remediation arising therefrom, materially impairs Tenant’s use of or access to the Premises, and such material impairment continues for more than three (3) business days, then Base Rent shall be abated to the extent Tenant is not reasonably able to conduct its business within the Leased Premises. Further if such material impairment can reasonably be anticipated to continue for more than six (6) months (as reasonably determined by Landlord’s environmental consultant), or does continue for more than six (6) months, then Tenant may terminate this Lease by

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providing Landlord written notice within seven (7) days after the sooner of the date Tenant receives written notice of such determination or the end of such six (6) month period. Further in the event of a Landlord Release, Landlord shall be solely responsible for all costs and shall indemnify and hold harmless Tenant from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising therefrom.
4.12 Rules And Regulations. Tenant shall comply with Landlord’s reasonable Rules and Regulations for the Property as may be amended and adopted from time to time, provided, that, Landlord has provided Tenant with written notice of such Rules and Regulations. A copy of Landlord’s current Rules and Regulations for the Property is attached to this Lease as Exhibit E, and such Rules and Regulations are incorporated herein by reference. A violation by Tenant its agents, employees or invitees of any of such Rules and Regulations shall constitute a breach by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant or user of the Property.
4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.
ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Common Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Common Areas, and the Property.
     (a) Tenant’s Obligations. Except with respect to maintenance of Building systems that is Landlord’s responsibility pursuant to Paragraph 5.1(b) below, Tenant shall, at all times during the Lease Term and at its sole cost and expense, continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Common Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages, subject to the waiver of subrogation set forth in Paragraph 9.3 below. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this section within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.
     (b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the Common Areas, the foundation, roof structure and membrane, load-bearing and exterior walls of the Building, and those Building elevators, electrical, plumbing, and life safety (and Building central heating, ventilating, and air conditioning) systems or components thereof which serve the Building. Landlord shall hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building, and a licensed heating, ventilating and air conditioning contractor to regularly and periodically inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises. The provisions of this subsection (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.
5.2 Services.
     (a) Landlord will furnish to the Leased Premises during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m., Saturdays, except for New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the vicinity of the Property (hereafter, “Building Standard Hours”), and subject to rules and regulations from time to time established by Landlord: heating, air conditioning and ventilation (“HVAC”) in amounts required, in Landlord’s reasonable judgment, for the normal use and occupancy of the Leased Premises. If Tenant’s hours of operation of such HVAC units are outside Building Standard Hours, then Tenant shall pay Landlord the amount of Landlord’s then current hourly charge for Building standard HVAC for other than Building Standard Hours. Tenant

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acknowledges that the heating, air conditioning and ventilating system of the Building is designed to operate efficiently while electrical equipment such as customary lamps, typewriters, computers and other typical office machines are being used in the Leased Premises and while the Leased Premises are occupied in any building system zone by not more than one person per 200 square feet of rentable area of the Leased Premises. If the temperature otherwise maintained in any portion of the Leased Premises by the heating, air conditioning and ventilating system of the Building is affected by (i) Tenant’s use of any lights, machines or equipment (including, without limitation, computers, electronic data processing machines and copying machines) in excess of normal office usage, or (ii) the occupancy of the Leased Premises by more than one person per 200 square feet of rentable area of the Leased Premises, or (iii) an electrical load that generates heat in excess of normal office usage, Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within fifteen (15) days after written notice from Landlord, to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, supplemental and independent heating, air conditioning and ventilation systems and/or modifications to the standard air conditioning equipment. In such event, the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord within thirty (30) days after demand therefore by Landlord; provided, however, Landlord agrees to use commercially reasonable efforts to resolve such issue in a cost effective manner. Tenant shall notify Landlord in advance, prior to installing or operating any machines or equipment, of the specifications of such machines or equipment which could so affect the temperature otherwise maintained in any portion of the Leased Premises by the heating, air conditioning and ventilating system of the Building.
     (b) Landlord will furnish to the Leased Premises during Building Standard Hours, and subject to rules and regulations from time to time established by Landlord: (a) elevator service (if any), (b) water for lavatory and drinking purposes, and (c) janitorial service on business days in the manner that such services are customarily furnished in comparable office buildings in the area; provided that in no event shall Landlord be obligated to furnish janitor service on Saturdays, Sundays, or legal holidays.
     (c) Landlord shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Landlord shall, at its sole expense, either (i) cause sub-meters to be installed or (ii) charge Tenant for such utilities on a pro-rata basis based on the ratio from time to time of the rentable square footage of the Leased Premises to the total leased rentable square footage of the Building. Tenant shall pay all charges for gas and electricity supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.
     (d) In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, or Landlord’s engineers propose guidelines or otherwise make recommendations, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations or to perform maintenance with respect to, any part of the Property in order to comply with such mandatory or voluntary controls, guidelines or recommendations, such compliance, the making of such alterations and/or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Base Monthly Rent and Additional Rent reserved hereunder or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant or a disturbance of Tenant’s peaceable possession, provided, that, Tenant’s use of and access to the Leased Premises is not materially impaired.
     (e) Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system; (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet; or (c) maintain at any time an electrical demand load in excess of 4 watts per square foot of useable area of the Leased Premises.
     (f) [intentionally deleted]
     (g) Landlord shall not be in default hereunder and no damages, compensation, or claim shall be payable by Landlord, and this Lease and the obligations of Tenant to perform all of its covenants and agreements hereunder shall in no way be affected, impaired, reduced, or excused, in the event that there shall be an interruption, curtailment, or suspension of the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Leased Premises or any other services required of Landlord under this Lease (an “Interruption of Service”), by reason of any casualty, accident, emergency, shortages of labor or materials or any other causes of any kind whatsoever that are beyond the control of Landlord, including, but limited to:

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          (i) Lack of access to the Building or the Leased Premises (which shall include, but not be limited to, the lack of access to the Building or the Leased Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);
          (ii) Any cause outside the Building;
          (iii) Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Leased Premises);
          (iv) Disruption of mail and deliveries to the Building or the Leased Premises resulting from a casualty;
          (v) Disruption of telephone and telecommunications services to the Building or the Leased Premises resulting from a casualty; or
          (vi) Blockages of any windows, doors, or walkways to the Building or the Leased Premises resulting from a casualty.
Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease, to effect an Interruption of Service, as required by this Lease or by Law, or as Landlord in good faith deems advisable, whenever and for so long as may be necessary, to make repairs, alterations, upgrades, changes, or for any other reasonable reason, to the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security, or other Building systems serving the Leased Premises, or any other services required of Landlord under this Lease. In no event shall Landlord be permitted to effect an Interruption of Service as a retaliatory action against Tenant and/or other tenants of the Building.
In each instance, Landlord shall exercise commercially reasonable diligence to eliminate the cause of the Interruption of Service, if resulting from conditions within the Building and to conclude the Interruption of Service, Landlord shall give Tenant notice, when practicable, of the commencement and anticipated duration of such Interruption of Service.
Unless caused by the gross negligence or willful misconduct of Landlord, the occurrence of an Interruption of Service shall not constitute an actual or constructive eviction of Tenant, in whole or in part, entitle Tenant to any abatement or diminution of Rent, Escalation Rent, or any other costs due from Tenant pursuant to this Lease, relieve or release Tenant from any of its obligations under this Lease, or entitle Tenant to terminate this Lease. Notwithstanding anything to the contrary contained herein, if Tenant is unable to continue and therefore ceases its operations in the Leased Premises due to the affirmative act of Landlord which act constitutes gross negligence or willful misconduct, and is unable to resume its operations for three (3) consecutive days, then all Rent payable hereunder shall be abated commencing on the fourth day and continuing until Tenant is no longer prevented by such act from resuming its operations in the Leased Premises.
Tenant hereby waives the provisions of California Civil Code Section 1932 or any other applicable existing or future Law or ordinance or governmental regulation permitting the termination of this Lease due to any interruption, failure or inability to provide Landlord services as provided for herein.
     (h) If any portions of the Leased Premises require HVAC or other utility service in excess of the standard service to be provided by Landlord hereunder, Tenant may install, at Tenant’s cost, supplemental systems (such as supplemental HVAC units) subject to Landlord’s review of plans and specifications. Any supplemental units installed by Tenant shall be separately metered and utility charges relating to the operation thereof shall be paid for by Tenant. Tenant shall remove all such supplemental units and alterations relating thereto and restore the Leased Premises prior to the expiration or termination of the Lease Term.
5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Common Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.
5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other

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energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.
5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Common Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Common Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Common Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).
ARTICLE 6
ALTERATIONS AND IMPROVEMENTS
6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion. Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). Landlord, however, may not require Tenant to remove or pay the cost to remove the Tenant Improvements installed as part of the Improvement Work pursuant to Exhibit B. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Common Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.
6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s

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expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.
6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s particular use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 10%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%) (“Wells Prime Plus Two”) (but in no event more than the maximum rate of interest not prohibited or made usurious), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.
6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after receipt of written notice that the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material Default under the terms of this Lease.
ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT
7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a Default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:
     (a) the proposed assignee or sublessee is a governmental agency;
     (b) in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;
     (c) in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;
     (d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;
     (e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;
     (f) in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;
     (g) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

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     (h) the proposed assignee or sublessee is a tenant in the Project and Landlord has other space available in the Project that is suitable in size and character for such proposed assignee or sublessee;
     (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;
     (j) Tenant is in Default (as defined in Paragraph 12.1 below) of any obligation of Tenant under this Lease, or Tenant has been in Default under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or
     (k) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.
7.2 Merger, Reorganization, or Sale of Assets.
     (a) Subject to paragraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief operating officer, which shall provide the following information: (i) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (ii) the state in which Tenant is incorporated; (iii) the location of Tenant’s principal place of business; (iv) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (v) any other information regarding Tenant’s ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).
     (b) Notwithstanding subparagraph (a) above, over-the-counter stock market transactions shall not be deemed to be assignments under this Lease. In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord’s prior written consent, sublet the Leased Premises or assign this Lease to (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, or (iii) a purchaser of substantially all of Tenant’s assets, provided in all cases (i), (ii) and (iii) that (A) the successor entity, assignee, purchaser or subtenant has a net worth reasonably satisfactory to meet the obligations being assumed, and assumes in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease, and (B) the entity with the greatest net worth involved directly or indirectly in the ownership and/or control of the acquiring, merged, reorganized, or consolidated entity (hereafter, the “Assignee Affiliate”) shall have unconditionally assumed in writing or guaranteed for the benefit of Landlord, in a form acceptable to Landlord, this Lease and all of Tenant’s obligations under this Lease. If any assignment or subleasing occurs without such an assumption and/or without Landlord’s consent as provided in Paragraph 7.1 above, Tenant shall be deemed for all purposes to be in material Default under this Lease and the Assignee Affiliate (and the successor entity, assignee, purchaser or subtenant) shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease.
7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may

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reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) in the event of an assignment of the Lease or a sublease of more than 75% of the Leased Premises, terminate this Lease as to the entirety of the Leased Premises, or, at Landlord’s sole option, as to only such portion of the Leased Premises as is the subject of the proposed assignment or subletting (such termination to be effective either (A) on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting, or (B) on such tenth (10th) business day after receipt of Tenant’s notice, at Landlord’s option). During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant. In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.
7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material Default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:
     (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.
     (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.
     (c) Tenant not being in Default of its obligations under the terms of this Lease.
     (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.
     (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.
          (f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:
               (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or
               (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.
               (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

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7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without deduction for any legal fees, tenant improvement, and other costs paid by Tenant or incurred by Tenant in connection with such assignment, excepting only market rate leasing commissions, which may be deducted on a straight-line basis over the remaining term of this Lease from and after the date of the assignment, and (ii) the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, without deduction for any legal fees, tenant improvement, and other costs paid by Tenant or incurred by Tenant in connection with such sublease, excepting only market rate leasing commissions, which may be deducted on a straight-line basis over the term of the sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.
7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.
7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in Default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material Default by Tenant under this Lease.
7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease may be terminated or modified without Landlord’s prior written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. Upon a Default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.
ARTICLE 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY
8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or

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the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.
8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Common Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Common Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or of any of the Landlord Indemnitees. This indemnity agreement shall survive the expiration or sooner termination of this Lease.
ARTICLE 9
INSURANCE
9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:
     (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:
          (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.
          (ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;
          (iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;
          (iv) Plate glass insurance, at actual replacement cost;
          (v) Boiler and machinery insurance, to limits sufficient to restore the Building;
          (vi) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable,

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coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);
          (vii) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and
          (viii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.
     (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a commercially reasonable form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A- and VIII; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.
     (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.
9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:
     (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.
     (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and

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damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.
     (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.
9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.
ARTICLE 10
DAMAGE TO LEASED PREMISES
10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Common Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.
10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.
10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:
     (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;
     (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.
     (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.
10.4 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Common Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant

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with the written opinion of The Architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease (if Tenant is not then in Default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the written estimate of the time needed to complete such restoration, which written notice of election to terminate shall specify a termination date not more than sixty (60) nor fewer than ten (10) days after Tenant’s receipt of such written estimate:
     (a) If the time estimated to substantially complete the restoration exceeds nine months from and after the date the architect’s or construction consultant’s written opinion is delivered to Landlord; or
     (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred twenty days from and after the date such restoration is commenced.
10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.
10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall: (a) not abated during the period of restoration until such time as the business income/extra expense insurance carried by Tenant has been exhausted with respect to such damage, and (b) thereafter until the restoration is complete, be abated during the remaining period of restoration in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.
ARTICLE 11
CONDEMNATION
11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.
11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.
11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.
11.4 Temporary Taking. If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.
11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by

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Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.
11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.
11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.
ARTICLE 12
DEFAULT AND REMEDIES
12.1 Events Of Tenant’s Default. Tenant shall be in “Default” of its obligations under this Lease if any of the following events occur:
     (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due and such failure continues for more than three (3) days following written notice from Landlord which notice shall serve as the notice required under California Code of Civil Procedure Section 1161 or otherwise required by law; or
     (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease, or Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the Payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such failure is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to cure the same, or within such longer period as is reasonably required in the event such failure is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or
     (c) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or
     (d) Tenant shall have abandoned the Leased Premises; or
     (e) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
     (f) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or
     (g) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or
     (h) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.
     (i) Tenant shall have committed an “Event of Default” under the Existing Lease.

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12.2 Landlord’s Remedies. In the event of any Default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
     (a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.
     (b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:
          (i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;
          (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or
          (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.
     (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.
     (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:
          (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;
          (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
          (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent;
          (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of

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existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s Default; and
          (v) The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter.
     (e) Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.
12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).
12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Common Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Common Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:
     (a) No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);
     (b) No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and
     (c) No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.
Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.
12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

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ARTICLE 13
GENERAL PROVISIONS
13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a Default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.
13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.
13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in Default under this Lease. Tenant’s failure to execute and deliver such documents or instruments within ten business days after Landlord’s request therefor shall be a material Default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material Default by Tenant, it being agreed and understood by Tenant that

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Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust, which may include, but shall not be limited to, those provisions listed on Exhibit C attached hereto. Upon the written request of Tenant, Landlord agrees to exercise commercially reasonable efforts to have Landlord’s Lender or ground lessor provide a subordination, nondisturbance, and attornment agreement for Tenant’s review and execution. In the event Tenant desires to have changes made in such document, Landlord agrees to request such changes of its Lender or ground lessor, but Tenant shall be responsible for and shall promptly pay upon demand, all costs incurred by Landlord (including but not limited to reasonable attorneys’ fees) in connection with the subordination, nondisturbance, and attornment agreement from and after delivery of the initial draft thereof for Tenant’s review and execution.
13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.
13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.
13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten business days after Landlord’s request therefor shall be a material Default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material Default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.
13.7 Tenant’s Financial Information. Tenant shall, within ten business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information (but only if Tenant is in Default under this Lease at the time of such request by Landlord), and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.
13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of

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the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.
13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Jeronimo Technology Partners LLC
c/o Menlo Equities LLC
490 California Avenue
4th Floor
Palo Alto, California 94306
Attention: Henry Bullock/Richard Holmstrom
Facsimile: (650) 326-9333

with a copy to:	Cooley Godward llp
101 California Street, 5th Floor
San Francisco, California 94111
Attention: Paul Churchill
Facsimile: (415) 693-2222

If to Tenant:	Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, CA 94085
Attention: Richard Zyhylij
Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any statutory notice shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.
13.11 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.
13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:
     (a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for

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whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, in the event Landlord has the right to elect to have assessments amortized over different time periods, Landlord will elect (or will charge such assessment through to Tenant as if Landlord had elected) to have such assessment amortized over the longest period permitted by the assessing authority, and only the amortizing portion of such assessment (with interest at the lesser of ten percent (10%) per annum or the then maximum rate of interest not prohibited or made usurious by Law) shall be included in Additional Rent on a monthly basis). Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.
     (b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts provided that respect to any deductible applied to the cost of capital repairs and improvements, the inclusion of such deductible shall be subject to the limitation and amortization provisions of Paragraphs 13.12(c) and 13.12(d). In the event any Landlord’s Insurance Cost relates to the Property as a whole, then Tenant’s Expense Share with respect to such Landlord’s Insurance Cost shall be deemed to be the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Property at the time of calculation. In the event the rentable square footage of the Leased Premises or the Property is changed, the foregoing deemed Tenant’s Expense Share shall be recalculated so that the aggregate deemed Tenant’s Expense Share of all tenants of the Property shall equal 100%.
     (c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean
          (i) All costs of management, operation, repair and maintenance of the Building, including, without limitation; wages, salaries and payroll of employees; Building management fees, janitorial, repairs and maintenance, guard, parking and other services; rent or rental value of offices used in connection with the management of the Building; improvements made by Landlord to comply with Laws, power, water, waste disposal and other utilities and services; materials and supplies; maintenance and repairs; costs for licenses, permits and inspections; insurance premiums and the deductible portion of any loss insured under Landlord’s liability insurance; costs for accounting, legal and other professional services incurred in connection with the operation of the Building and the calculation of Property Maintenance Costs; the reasonable cost of contesting the validity or applicability of any governmental enactments that may affect the Building; a reasonable allowance for depreciation on machinery and equipment used to maintain the Building and on other personal Building used by Landlord in the Building; and any other expense or charge, whether or not included herein, which in accordance with general accounting and management practices would be considered an expense of managing, operating, maintaining and repairing the Building.
          (ii) The cost of any capital improvements made to the Building by Landlord, provided such capital improvements have a useful life of five (5) years or less or are like-kind replacements of existing improvements and equipment existing at the Property as of the Lease Commencement Date, such cost or allocable portion thereof to be amortized over the useful life of such capital improvement as reasonably determined by Landlord in accordance with generally accepted accounting principles together with interest at a rate equal to the greater of (a) 10%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate (the “Prime Rate”), plus

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two percent (2%) or (c) such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or performing any capital repairs and/or replacements (but in no event more than the maximum rate of interest not prohibited or made usurious by Law).
          (iii) If less than 95% of the total rentable area of the Building is occupied during the Base Year or any calendar year during the term of this Lease, then Property Maintenance Expenses shall be adjusted to equal Landlord’s reasonable estimate had such percentage of the total rentable area of the Building been occupied.
          (iv) Market rate professional management fees and such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Building, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building. In the event a Property Maintenance Cost relates to the Property as a whole, then Tenant’s Expense Share with respect to such Property Maintenance Cost shall be deemed to be the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Property at the time of calculation. In the event the rentable square footage of the Leased Premises or the Property is changed, the foregoing deemed Tenant’s Expense Share shall be recalculated so that the aggregate deemed Tenant’s Expense Share of all tenants of the Property shall equal 100%.
     (d) Property Expense Increase. The term “Operating Expenses” means the Real Property Taxes, Landlord’s Insurance Costs and Property Maintenance Cost. The term “Property Expense Increase” shall mean Tenant’s Expense Share of the Operating Expenses paid by Landlord during calendar year 2007 and subsequent calendar years over Tenant’s Expense Share of the Operating Expenses paid by Landlord during the Base Year. Real Property Taxes, Landlord’s Insurance Costs, and Property Maintenance Costs for each applicable Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. Tenant’s Share of the Property Expense Increase attributable to the capital cost of repair and maintenance of the roof of the Building and the base building HVAC units and system shall not exceed $2,500.00 per calendar year. For the avoidance of doubt, if in calendar 2007 Real Property Taxes were the same as for 2006, Tenant’s Expense Share of Landlord’s insurance costs increased by $1,000 and Property Maintenance Costs decreased by $1,000, Tenant’s Property Expense Increase would be $0.00. In no event shall the Property Expense Increase for any calendar year subsequent to the Base Year be a negative number. Notwithstanding Tenant’s Expense Share, Landlord reserves the right to equitably apportion the Property Expense Increase between Tenant and other tenants of the Property if, in Landlord’s reasonable opinion (on the basis of factors such as hours and intensity of use of a utility or service), any tenant is responsible for a greater percentage of the Property Expense Increase than represented by such tenant’s Expense Share as appropriate. For the avoidance of doubt, Operating Expenses shall not include capital expenditures or the amortization of capital expenditures other than those identified above with respect to the roof and the base building HVAC units and system and those identified in Paragraph 13.12(c)(ii) above.
     (e) Law. The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).
     (f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.
     (g) Restrictions. The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Common Areas.
     (h) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.
13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver

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of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.
13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.
13.15 Patriot Act Compliance.
     (a) Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
     (b) Neither Tenant nor any partner in Tenant or member of such partner (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially

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Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Landlord notified Tenant in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Landlord notified Tenant in writing is now included in “Governmental Lists.”
ARTICLE 14
CORPORATE AUTHORITY
BROKERS AND ENTIRE AGREEMENT
14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within three (3) business days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant fails to do so, the same shall be a material Default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.
14.2 Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord shall not be obligated to pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.
14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.
14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.
ARTICLE 15
OPTION TO EXTEND
15.1 So long as the named Tenant is the Tenant hereunder and occupies the entirety of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have one option to extend the term of this Lease with respect to the entirety of the Leased Premises, for a period of three (3) years from the expiration of the initial Lease Term (the “Extension Period”), subject to the following conditions:
     (a) The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term.

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     (b) Anything herein to the contrary notwithstanding, if Tenant is in Default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises its extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option and any exercise of such option upon notice to Tenant; and
     (c) SolarFlare Communications, Inc., or any successor tenant under that certain lease for approximately 18,000 square feet on the second floor of the Building, also exercises its option to extend its lease of such premises; or Tenant, upon the expiration of such lease, adds such space to the Leased Premises hereunder.
15.2 In the event the option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the “Fair Market Rent” for the Leased Premises for the Extension Period, increased as set forth below. For purposes hereof, “Fair Market Rent” shall mean the net effective fair market rental rate (taking into account free rent, if any) as of first day of the Extension Period, for comparable space recently leased in the Building or Property, or, if there are no recent transactions involving comparable space in the Building or Property, then the net effective fair market rental rate (taking into account free rent) based on comparable lease transactions in the Irvine Spectrum area, all based on the best information available at the time of determination of the Fair Market Rent. The Fair Market Rent shall be based on prevailing rentals then being charged to new tenants in the Building or Property (or, if necessary, in other comparable buildings in the Irvine Spectrum area), for space of equivalent quality, size and location in the Building (or adjusting the rental rate as appropriate for differences therein), taking into such account the size, nature and stature of the tenant, the length of the Extension Period during which such rate will apply, and differences in terms and provisions of the applicable leases, such as pass-throughs of operating expenses and taxes. The Fair Market Rent shall not be reduced on account of any differences in leasing commissions or tenant improvements or improvement allowances. If the parties cannot agree as to Fair Market Rent, then Fair Market Rent shall be determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the for the second month of the initial Lease Term. No leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for any Extension Period.
15.3 Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within ten (10) business days after receipt of such notice from Landlord, Tenant may elect to withdraw the exercise of its extension option by delivering written notice of such withdrawal to Landlord. If Tenant does not elect to withdraw its exercise, then within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at 95% of the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.
15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:
     (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Irvine Spectrum market area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

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     (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Orange, acting in his or her private and not in his or her official capacity, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.
     (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.
     (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.
     (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.
ARTICLE 16
RIGHT OF FIRST OFFER
16.1 Subject to the terms of this Paragraph 16.1, Landlord hereby grants to the Tenant a one-time right of first offer (“Right of First Offer”) with respect to any space which becomes available on the second floor of the Building during the Lease Term (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing lease(s) for such space, including any renewals, extensions or expansions rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms or pursuant to a lease amendment or a new lease, and is subject to any rights of first offer, right of first refusal, expansion options or similar grants existing as of the date of this Lease (collectively, the “Superior Right Holders”) with respect to such First Offer Space. Tenant’s Right of First Offer shall be on the terms and conditions set forth in this Paragraph.
     (a) Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when any First Offer Space becomes available for lease to third parties. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined, below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.
     (b) Procedure for Acceptance. If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its Right of First Offer with respect to the entire space described in the First Offer Notice on the terms

33.

contained in such notice. If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. Further, if the remaining Lease Term as of the commencement date for the First Offer Space is less than eighteen (18) months, then the Lease Term shall be extended automatically to expire as of the last day of the 36th full calendar month following the commencement date for the First Offer Space. Tenant shall take the First Offer Space in its “as is” condition unless otherwise indicated in the First Offer Notice. All annual adjustments of Base Monthly Rent for any First Offer Space leased by Tenant shall occur concurrently with the annual adjustments of Base Monthly Rent for the Leased Premises.
     (c) Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Article. Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice.
     (d) Termination of Right of First Offer. The right of first offer granted herein shall terminate as to any portion of the First Offer Space upon Tenant’s exercise or the failure by Tenant to exercise its Right of First Offer with respect to such portion of the First Offer Space as offered by Landlord. At Landlord’s option, Tenant shall not have the right to lease First Offer Space, as provided in this Paragraph, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in Default under this Lease beyond any applicable notice and cure periods.
     In Witness Whereof, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.
Landlord:

Jeronimo Technology Partners llc,
a California limited liability company

	By:	Menlo Equities III LLC,
a California limited liability company, its Manager

	By:	Menlo Equities LLC,
a California limited liability company, its Manager

	By:	Diamant Investments LLC, its Member

	By:	/s/ Richard J. Holmstrom

Dated: 9/22, 2005		Richard J. Holmstrom Manager

34.

Tenant:

Silicon Image, Inc.,
a Delaware corporation

Dated: 9/16/05	By:	/s/ Steve Tirado

	Title:	CEO

Dated:	By:

Title:

35.

Exhibit A
SITE PLAN

SILICON IMAGE
25500 SF
2452 SF
SOLAR FLARE
16697 SF
SECOND FLOOR PLAN

AREA MEASUREMENT FOR:
MENLO EQUITIES
8601 JERONIMO RD.
IRVINE, CA 92618

A2

Exhibit B
WORK LETTER
     This Work Letter, dated ___, 2005, is entered into by and between Jeronimo Technology Partners LLC, a California limited liability company (“Landlord”), and Silicon Image, Inc., a Delaware corporation (“Tenant”). On or about the date hereof, Landlord and Tenant entered into that certain Lease (the “Lease”) for certain premises (the “Leased Premises”) commonly known as 9501 Jeronimo Road, Irvine, California. This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Initial Space. All defined terms used herein shall have the meaning set forth in the Lease, unless otherwise defined in this Work Letter.
     1. Construction of Tenant Improvements. Tenant shall, through its general contractor (the “Contractor”), furnish and install within the Leased Premises, substantially in accordance with the plans and specifications to be approved by Landlord and Tenant pursuant to paragraphs 2 and 3 below, limited items of general construction (the “Tenant Improvements”). The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations relating to conservation of energy and by applicable building codes and regulations. In addition, Tenant agrees that the Tenant Improvements shall not require Landlord to perform work which would (i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any material modification to the Building’s mechanical or electrical systems; or (iii) be incompatible with the Building plans filed with the City of Irvine. The construction of the Tenant Improvements hereunder may be referred to as the Improvement Work.
     2. Space Planning.
          (a) Tenant shall engage an architect reasonable acceptable to Landlord (the “Architect”) to prepare for Landlord’s approval “Space Planning Documents” showing the Tenant Improvements. Tenant agrees that such space planning documents are or, after revisions requested by Landlord shall be, sufficient to enable Landlord’s architect and engineers to evaluate the Working Drawings (as defined below).
          (b) All planning and interior design services relating to furniture and equipment, such as selection of colors, finishes, fixtures, furnishings or floor coverings, will be included in the cost of the Tenant Improvements, shall be subject to prior written approval of Landlord, and shall be timely delivered so as not to impede the design and construction of the Tenant Improvements.
          (c) Upon execution of the Lease and this Work Letter by Tenant and receipt by Landlord of the Space Planning Documents, Tenant shall be authorized to cause its architect and engineers to prepare the Working Drawings.
          (d) Tenant acknowledges that it has engaged its architect(s) and shall be solely responsible for the actions and omissions of its architect(s) and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architects or for delays caused by its architects. Tenant’s architect(s) shall be subject to Landlord’s reasonable approval in writing. Landlord’s approval of any of Tenant’s architects or engineers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects or engineers. Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects and engineers.
     3. Approval of Working Drawings.
          (a) Landlord and Tenant acknowledge that Tenant shall retain an architect and engineers to prepare all architectural and engineering plans and specifications required for the construction of the Tenant Improvements in conformance with the base building and tenant improvement standard specifications of the Building (the “Working Drawings”), and to prepare drawings and specifications for changes, if any, requested or required.
          (b) Tenant shall submit the completed Working Drawings to Landlord for Landlord’s approval within ___ days following the parties’ execution of the Lease. Landlord will provide written approval of the Working Drawings within five (5) business days after such submission. If Landlord disapproves any part of the submission, the disapproval shall include written instructions adequate for Tenant’s architect and engineers to revise the Working Drawings. Such revisions shall be resubmitted to Landlord for Landlord’s approval within ten (10) business days following Landlord’s disapproval.
          (c) If Tenant fails to submit the Working Drawings or the required Working Drawings within the applicable periods set forth in subparagraph 3(b) above, then Tenant shall be responsible for any resulting delay, and the cost of such delay.

1.

          (d) Upon Landlord’s approval of the Working Drawings, Tenant shall be authorized to cause the Contractor to proceed with the construction of the Tenant Improvements in accordance with the Working Drawings.
     4. Construction.
          (a) Tenant shall obtain all building and other permits necessary in connection with the Tenant Improvements prior to the commencement of such work. The Improvement Work shall (i) be constructed in compliance with all of the terms and conditions of the Lease and with all applicable laws and regulations, (ii) not involve changes to structural components of the Building nor involve any floor, roof, or wall penetrations unless approved by Landlord, and (iii) not require any material modifications of the Building’s mechanical or electrical systems unless approved by Landlord.
          (b) Prior to commencing construction, Tenant shall deliver to Landlord the following:
               (i) The address of Tenant’s general contractor, and the names of the primary subcontractors Tenant’s contractor intends to engage for the construction of the Leased Premises;
               (ii) The actual commencement date of construction and the estimated date of completion of the work, including fixturization;
               (iii) Evidence of insurance as called for herein below; and
               (iv) An executed copy of the applicable building permit for such work.
          (c) Tenant, in its discretion, may competitively bid the Improvement Work. Tenant’s contractors and subcontractors shall be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord’s option, be subject to administrative supervision by Landlord. Landlord reserves the right to specify engineers and subcontractors for mechanical, life safety, electrical and plumbing work. Tenant shall furnish to Landlord a copy of the executed contract between Tenant and Tenant’s general contractor covering all of Tenant’s obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant or its contractors during performance of the Improvement Work. Tenant’s Contractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations. Tenant’s Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and Tenant’s general contractor and subcontractors shall carry worker’s compensation insurance for their employees as required by law. The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least 30 days’ prior written notice to Landlord.
          (d) Any changes in the Improvement Work from the final drawings approved by Landlord shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Any deviation in construction from the design specifications and criteria set forth herein or from Tenant’s plans and specifications as approved by Landlord shall constitute a default for which Landlord may, within ten (10) days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) day period, or, if the cure reasonably requires more than ten (10) days, unless such default is cured as soon as reasonably practicable but in no event later than thirty (30) days after Landlord’s notice to Tenant. Only new materials shall be used in the construction of the Improvement Work, except with the written consent of Landlord.
          (e) Trash removal will be done continually at Tenant’s sole cost and expense. No trash, or other debris, or other waste may be deposited at any time outside the Building. If so, Landlord may remove it at Tenant’s expense, which expense shall equal the cost of removal plus twenty five percent (25%) of such costs as a management fee.
          (f) Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within the Leased Premises, and in no event shall any materials or debris be stored outside of the Leased Premises.
          (g) Landlord shall have the right to post in a conspicuous location on the Leased Premises, as well as record with the County of Orange, a Notice of Nonresponsibility.
          (h) Without limiting the generality of the foregoing, any work to be performed outside of the Leased Premises shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

2.

          (i) Tenant, its contractors and subcontractors may use all or any portion of the parking spaces allotted to Tenant hereunder during construction of the Improvement Work, without charge but subject to the terms of this Lease.
     5. Payment of Costs of the Improvement Work.
          (a) Unless specified otherwise herein, Tenant shall bear and pay the cost of the Improvement Work (which cost shall include, without limitation, the costs of construction, cabling, permits and permit expediting, and all architectural and engineering services obtained by Landlord in connection with the Tenant Improvements, and the Contractor’s fees), provided that so long as Tenant in not in material default under the Lease, Landlord shall contribute a maximum of an amount equal to $54,000.00 (the “Improvement Allowance”) toward the cost of the Improvement Work. Tenant shall bear and pay the cost of the Improvement Work (including but not limited to all of the foregoing fees and costs) in excess of the Improvement Allowance, if any. Landlord shall not charge a construction management fee, supervision fee or plan review fee in connection with the Improvement Work.
          (b) Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord covering each calendar month, certified as correct by an officer of Tenant and by Tenant’s architect, for payment of that portion of the cost of the Improvement Work allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:
               (i) Invoices and canceled checks.
               (ii) Fully executed conditional lien releases in the form prescribed by law from the Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.
               (iii) Contractor’s worksheets showing percentages of completion.
               (iv) Contractor’s certification as follows:
“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”
          (c) Tenant shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.
          (d) If an appropriately complete application for payment together with the required supporting documentation specified above is received by landlord on or before the 25th day of a calendar month, then on or before the 15th day of the month following submission of such application for payment and other required documentation, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Improvement Work, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Improvement Allowance on account of such Improvement Work, all billings shall be paid entirely by Tenant. If upon completion of the Improvement Work and payment in full to the Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Improvement Work, architects’ and engineers’ fees, permits and fees theretofore paid by Landlord is less than the Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Improvement Work up to the amount by which the Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Improvement Allowance to the extent it exceeds the total cost of the Improvement Work. In no event shall Landlord have any responsibility for the cost of the Improvement Work in excess of the Improvement Allowance. Landlord shall have no obligation to make any payments to Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Contractor in connection with the Improvement Work have, in fact, been paid.
     6. Completion of Improvement Work.
          (a) Upon the completion of the Improvement Work, Tenant shall:

3.

               (i) Submit to Landlord a detailed breakdown of Tenant’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord;
               (ii) Submit to Landlord all evidence reasonably available from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, authorization for physical occupancy of the Building;
               (iii) Submit to Landlord the as built plans and specifications referred to above; and
               (iv) Deliver to Landlord an assignment transferring to Landlord on a non-exclusive basis any and all rights Tenant may have against Tenant’s architects and contractors relating to the Improvement Work, without in any way obligating Landlord to pursue or prosecute such rights.
     In Witness Whereof, Landlord and Tenant have executed this Work Letter as of the respective dates set forth below.

Landlord:

Jeronimo Technology Partners LLC,
a California limited liability company

By:	Menlo Equities III LLC,
a California limited liability company, its Manager

By:	Menlo Equities LLC,
a California limited liability company, its Manager

By:	Diamant Investments LLC, its Member

By:	/s/ Richard J. Holmst

Richard J. Holmst
Manager
Dated:                     , 2005

Tenant:

Silicon Image, Inc.,
a California corporation

By:	/s/ Steve Tirado

Its:	CEO

By:

Its:

Dated: 9/16, 2005

4.

Exhibit C
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT PROVISIONS
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,
ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.
THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made                      by and between                      (“Owner”),                      (“Lessee”) and                                          (“Lender”).
RECITALS
A.	Pursuant to the terms and provisions of a lease dated (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).
B.	Said Lease contains provisions and terms granting Lessee an option to purchase the Property (the “Option To Purchase”).
C.	Owner has executed, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (“Deed of Trust”) securing, among other things, a promissory note (“Note”) in the principal sum of ($ ), dated , in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”). The Deed of Trust recorded .
D.	Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and the Option To Purchase and that the Lessee specifically and unconditionally subordinate the Lease and the Option To Purchase to the lien of the Deed of Trust.
E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.
NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:
SUBORDINATION. Owner and Lessee hereby agree that:

1.

Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease and the Option To Purchase;
Subordination. Lender would not make the Loan without this agreement to subordinate; and
Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Leaseand the Option To Purchase to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease and the Option To Purchase, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Leaseand the Option To Purchase to a deed or deeds of trust or to a mortgage or mortgages.
AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:
Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;
Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.
ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.
ESTOPPEL. Lessee acknowledges and represents that:
Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;
No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;
Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and
No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”)                     .
ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:
Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;
Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;
No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

2.

Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.
ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:
Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;
Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;
No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and
Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.
NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender:any option to purchase with respect to the Property; any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.
MISCELLANEOUS.
Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and
Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:
“OWNER”
“LESSEE”
provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

3.

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and
Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.
INCORPORATION. Exhibit A and Lease Guarantor’s Consent are attached hereto and incorporated herein by this reference.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

4.

Exhibit D
FORM OF ESTOPPEL CERTIFICATE
                    , 20

Re
                                              _, California
Ladies and Gentlemen:
Reference is made to that certain Lease, dated as of                     , 20___, between                      LLC, a California limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”). A copy of the Lease [and all amendment thereto] is [are] attached hereto as Exhibit A. At the request of Landlord in connection with [ State reasons for request for estoppel certificate ], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender"/ “Purchaser"/ “Investor”) and each of your respective successors and assigns as follows:
     1. The undersigned is the tenant under the Lease.
     2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.
     3. There is, to the undersigned’s knowledge, no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.
     4. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.
     5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.
     6. The monthly rent due under the Lease is $                     and has been paid through                     , and all additional rent due and payable under the Lease has been paid through                     .
     7. The term of the Lease commenced on                     , and expires on                     , unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.
     8. The undersigned has deposited the sum of $                     with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.
     9. There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.
The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].
Very truly yours,

1.

By:
Name:
Title:

2.

Exhibit E
RULES AND REGULATIONS
     10. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent ingress to and egress from Tenant’s Premises to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Except as specifically set forth in the Lease, no tenant and no employee or invitee of any tenant shall go upon the roof of the Building.
     11. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering on doors or walls adjacent to doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld (provided that Landlord shall have no such approval right in connection with interior Premises signs which are not visible from the exterior of the Premises). Except as specifically set forth in the Lease, signs visible from outside the Building will not be permitted.
     12. No cooking shall be done or permitted on the Premises, except that use by any tenant of food and beverage vending machines and Underwriters’ Laboratory approved microwave and toaster ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
     13. No tenant shall employ any person or persons other than Landlord’s janitorial service for the purpose of cleaning the Premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service (other than garbage removal) will not be furnished to rooms when such rooms are occupied after 8:00 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms with any additional cost to be paid by the requesting tenant.
     14. Landlord will furnish each tenant free of charge with two keys to each door lock in its Premises. Landlord may make a reasonable charge for any additional keys. Tenants shall have the right to make keys. No tenant shall change any lock without the express written consent of the Landlord. The tenants shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to or made by the tenant.
     15. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary properly to distribute the weight.
     16. No tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord’s prior approval, use any method of heating or air conditioning other than that supplied by Landlord except as otherwise specifically permitted by the Tenant’s Lease. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein except as otherwise specifically permitted by the Tenant’s Lease.
     17. Landlord shall have the right, exercisable without liability to any tenant to change the name and street address of the Project, provided that Landlord shall reimburse Tenant for reasonable costs of replacing Tenant’s stationery resulting from any such change.
     18. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a proper access card or other identification as an employee of Tenant or who do not otherwise present

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proper authorization by Tenant for access to the Premises. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.
     19. Intentionally deleted.
     20. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.
     21. Intentionally deleted.
     22. Each tenant shall see that the doors of its Premises are closed and locked and that all water faucets or apparatus, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before the tenant or its employees leave the Premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. All tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.
     23. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein.
     24. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant’s lease.
     25. Except as specifically set forth in the Lease, no tenant shall install any antenna, loudspeaker, or any other device on the roof or exterior walls of the Building.
     26. There shall not be used in any portion of the Building, by any tenant or its invitees, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.
     27. Each tenant shall store its refuse within its Premises or in any trash collection area which is part of the Base Building or as otherwise approved by Landlord. No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City of Irvine without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.
     28. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall to prevent the same.
     29. Smoking in all portions of the Building is prohibited, and each tenant shall cooperate to prevent the same.
     30. Intentionally deleted.
     31. Holidays shall be limited to the following: Christmas (December 25); New Years (January 1); Memorial Day; Independence Day (July 4); Labor Day; and Thanksgiving.
     32. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of the Landlord or Landlord’s designated representative. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
     33. Intentionally deleted.
     34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building. In the event of any conflict between these rules and regulations and the Lease, the Lease shall prevail and control.

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     35. Subject to the terms of the leases, Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.
     36. For purposes of this Exhibit F, all Rules and Regulations applicable to the Premises shall also apply to any storage space leased by Tenant.

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